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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-76837), on Form S-4/A (No. 333-78231) and Forms S-8 (No.
333-90760, No. 333-63764, No. 333-40380, No. 333-30534, No. 333-88657, No.
333-69905, No. 333-62439, No. 333-44821 and No. 333-10719) of Range Resources
Corporation and in the related Prospectuses of our report dated January 31, 2003, with respect to the consolidated financial statements of Great Lakes Energy Partners, L.L.C. included in this Annual Report (Form 10-K) of Range Resources Corporation for the year ended December 31, 2002.


                                                /s/ ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
March 5, 2003